EXHIBIT 24
                                  ----------

POWER OF ATTORNEY
-----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerrold B. Harris and Walter S. Sobon, or either of them, their attorneys-in-fact, for them in any and all capacities, to sign the Annual Report on Form 10-K of VWR Corporation for the twelve months ended December 31, 1994, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

       Signature                  Title              Date
       ---------                  -----              ----

BY (SIGNATURE)
                          James W. Bernard
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Richard E. Engebrecht
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Jerrold B. Harris
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Edward A. McGrath, Jr.
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Curtis P. Lindley
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Donald P. Nielsen
                                 Director           February 28, 1995






BY (SIGNATURE)
                          N. Stewart Rogers
                                 Director           February 28, 1995

BY (SIGNATURE)
                          Robert S. Rogers
                                 Director           February 28, 1995

BY (SIGNATURE)
                          James H. Wiborg
                                 Director           February 28, 1995